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                                                                    Exhibit 99.4

                                PROMISSORY NOTE

$200,000.00
                                                                  June 27, 1997


1. BORROWER'S PROMISE TO PAY

     For value received, the undersigned ("Borrower") promises to pay to the order of Florida First Capital Finance Corporation, Inc., its successors and assigns ("Lender") the principal sum of Two Hundred Thousand dollars U.S. ($200,000.00) together with interest on the unpaid balance as provided for herein.

2. INTEREST

     Interest will be charged on the unpaid principal until the full amount of principal has been paid. Borrower agrees to pay interest at an annual rate of 8.5%.

     This interest rate is the rate Borrower agrees to pay both before and after any default described in Section 6(B) of this Promissory Note ("Note").

3. PAYMENTS

     A. TIME AND PLACE OF PAYMENTS

     Borrower agrees to pay principal and interest by making payments monthly.

     Borrower agrees to make monthly payments on the first day of each month beginning on August 1, 1997. Borrower agrees to make these payments every month until Borrower has paid all of the principal and interest and any other charges described below that Borrower may owe under this Note. Borrower's monthly payments will be applied to interest before principal. If, on June 27, 2004, Borrower still owes amounts under this Note, Borrower will pay such amounts in full on that date, which is the "maturity date."

     Borrower will make monthly payments at P.O. Box 1787, Orlando, FL 32802-1787, or at a different place if required by the Lender.

     B. AMOUNT OF MONTHLY PAYMENTS

     Borrower's monthly payment will be $3,168.00 U.S.

4. BORROWER'S RIGHT TO PREPAY

     Borrower shall have the right to make payments of principal any time before they are due. A payment of principal only is hereafter referred to as a "prepayment." When making a prepayment, Borrower will advise Lender in writing of Borrower's intent to prepay.

     Borrower may make a full prepayment or partial prepayments without any prepayment charge. The Lender will apply all such prepayments to reduce the amount of principal due under this Note. In the event Borrower makes a partial prepayment, there will be no change in the due date or in the amount of monthly payment unless the Lender agrees in writing to any requested changes.

5. SAVINGS CLAUSE

     In the event a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such interest or loan charge shall be reduced by the amount necessary

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to reduce the interest or loan charge to the permitted limit; and (ii) any sums already collected from Borrower which exceed permitted limits will be refunded to Borrower. The Lender may choose to make this refund by reducing the principal then owed under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6. BORROWER'S FAILURE TO PAY AS REQUIRED

     A. LATE CHARGE FOR OVERDUE PAYMENTS

     If the Lender has not received the full amount of any monthly payment by the end of 15 calendar days after the due date, Borrower will pay a late charge to the Lender. The amount of the charge will be 5% of each overdue payment of principal and interest. Borrower will pay this late charge promptly but only once on each late payment.

     B. DEFAULT

     If the full amount of each monthly payment is not paid on the date it is due, Borrower will be in default.

     C. NOTICE OF DEFAULT

     In the event of a default, the Lender may send Borrower a written notice telling Borrower that if payment of the overdue amount is not made by a certain date, the Lender may require Borrower to pay immediately the full amount of principal which has not been paid and all interest then due. That date will be at least 30 days after the date on which the notice is delivered or mailed to Borrower.

     D. NO WAIVER BY LENDER

     If the Lender does not require Borrower to pay immediately in full as described above, the Lender will still have the right to do so if Borrower is in default at a later time.

     E. PAYMENT OF LENDER'S COSTS AND EXPENSES

     If the Lender has required Borrower to pay immediately in full as described above, the Lender will have the right to be repaid by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7. NOTICES

     Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class mail to Borrower at his address herein or at a different address if Borrower gives the Lender a notice of different address.

     Any notice that must be given to the Lender under this Note will be given by mailing it by first class mail to the Lender at the address stated in Section 3(A) above or at a different address if Borrower receives a notice of that different address.

8. OBLIGATIONS OF PERSONS UNDER THIS NOTE

     If more than one person or entity signs this Note, each person or entity is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who assumes these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Lender may enforce its rights under this Note


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against each person individually or against all persons together. This means that any Borrower or guarantor may be individually required to pay all of the amounts owed under this Note.

9. WAIVERS

     Borrower and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Lender to demand payment of amounts due. "Notice of dishonor" means the right to require the Lender to give notice to other persons that amounts due have not been paid.

10. UNIFORM SECURED NOTE

     In addition to the protections given to the Lender under this Note, a Mortgage, Deed of Trust, Loan and Security Agreement or Security Deed (the "Security Instruments"), given by Borrower or guarantors and dated the same date as this Note, protects the Lender from possible losses which might result if Borrower does not keep the promises which have been made in this Note. The Security Instrument describes how and under what conditions Borrower may be required to make immediate payment in full of all amounts due under this Note.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED AS OF THE DATE ABOVE.


                                 International Foam Solutions, Inc.


                                 By: /s/ Harvey Katz
                                    ---------------------------------
                                 HARVEY KATZ
                                 AS VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER


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                          LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT ("Agreement"), is dated as of June 27, 1997, between INTERNATIONAL FOAM SOLUTIONS, INC., ("BORROWER") AND FLORIDA FIRST CAPITAL FINANCE CORPORATION, a Florida non-profit corporation ("LENDER"). The parties hereto agree as follows:

                       ARTICLE 1. LOAN TERM AND PROCEEDS

SECTION A. TERM LOAN. Lender agrees to make a loan ("Term Loan") to Borrower in the principal amount of Two Hundred Thousand dollars ($200,000.00) on the terms as set forth in the Loan Commitment Letter dated November 13, 1996 evidenced by a promissory note ("Note") of even date herewith and on the terms and conditions set forth herein. This Agreement, the Note, and any Guaranty executed in connection with this transaction are hereinafter referred to as "Loan Documents".

SECTION B. USE OF PROCEEDS. The proceeds of the Term Loan hereunder shall be used by Borrower to purchase the equipment listed on Schedule "A" attached hereto.

                         ARTICLE 2. SECURITY INTEREST

SECTION A. For value received, Borrower agrees to and does hereby grant to the Lender, a security interest on all such property hereinafter referred to as "Collateral" and described below, as security to secure the payment of principal, interest, and other sums due, or to become due, under any and all extensions, modifications, or renewals of the Note, all present and future indebtedness, obligations, and liabilities contained in or referred to, or which may hereafter arise in connection with or as contemplated by those certain assets securing the Note.

SECTION B. THE COLLATERAL PROPERTY IS AS FOLLOWS:

         The equipment listed on Schedule "A" attached hereto, which items now are or will be hereafter owned by Borrower and which shall be located in and upon Borrower's premises or are under Borrower's control, whether the same be attached or unattached, and whether the same be detached or detachable.

SECTION C. USE OF COLLATERAL:

         The Collateral has and/or shall be acquired and is and shall be used primarily for business use. The Collateral shall be kept at and on the real property described herein or at locations described in Borrowers records a copy of which shall be provided Lender on a quarterly basis.


                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

SECTION A. EXISTENCE, GOOD STANDING, AND DUE QUALIFICATION. The Borrower, if a corporation is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged. If a partnership, the partnership is validly existing and in good standing under the laws of Florida and has full authority to engage in the business in which it engages or proposes to engage and has completed all actions necessary to authorize such activities.


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SECTION B. FINANCIAL INFORMATION.  All financial statements, income tax returns and other financial documents and information submitted to Lender are correct and complete to the extent necessary to give the Lender an accurate and full understanding of the financial picture and understanding of the Borrower and the Guarantors of the Borrower.

SECTION C. LITIGATION. There is no pending or threatened litigation or proceeding against or affecting the Borrower or the Guarantors of the Borrower.

SECTION D. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower and the Guarantors have satisfied any and all judgments, if any, entered against Borrower or Guarantors, and neither the Borrower nor the Guarantors are in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

SECTION E. ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA.

SECTION F. OPERATION OF BUSINESS. The Borrower and, if applicable, the Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and the Guarantors are not in violation of any valid rights of others with respect to any of the foregoing.

SECTION G. TAXES. The Borrower and the Guarantors have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

SECTION H. ENVIRONMENT. The Borrower has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to all environmental issues and concerns.

SECTION I. PERMITS. The Borrower has obtained all permits, licenses, and any other consents which must be obtained to operate the Collateral and all are still valid and in effect.

SECTION J. EXECUTIVE COMPENSATION. For the fiscal year ended December 31, 1996, total compensation payable to Harvey Katz by the Company for the same period was $150,000.00 of which $71,500 was paid in cash and $78,500.00 was deferred.
Total compensation payable to Claudia A. Iovino by the Company for the same period was $120,000.00 of which $52,000.00 was paid in cash and $68,000.00 was deferred. Neither of these corporate officers received any other direct or indirect compensation from the Company.

                        ARTICLE 4. AFFIRMATIVE COVENANTS

So long as any Note shall remain unpaid or the Lender shall have any commitment from Borrower under this Agreement, the Borrower will:

SECTION A. PRESERVATION OF EXISTENCE. Preserve and maintain, if a corporation, its corporate existence and good standing in the jurisdiction of its incorporation and to pay all fees or taxes associated therewith. If a partnership, preserve and maintain the good standing and existence of the partnership.

SECTION B. MAINTENANCE OF RECORDS. Keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied, reflecting all financial transactions of the Borrower.

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SECTION C. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. To keep the Collateral continuously insured against loss by fire, theft, tornado, windstorm, and such other hazards as may from time to time be required by the Lender, but in no case in amounts less than the amounts due under this Agreement with companies and in amounts in each company as may be approved by and acceptable to the Lender; the form of all such insurance policies shall be in form acceptable to the Lender with loss payable to the Lender as its interest may appear, and each and every policy shall be promptly delivered to and held by the Lender. Not less than thirty days in advance of the expiration of such policy, the Borrower shall deliver to the Lender a renewal thereof, together with the receipt, or copy thereof, for the premium for such renewal. Any insurance proceeds, or any part thereof, may be applied by the Lender, at its option, either to the indebtedness secured hereby or to the restoration, repair or replacement of the Collateral damaged.

SECTION D. REPRESENTATIONS & PERFECTION OF SECURITY INTEREST. Borrower is or will be the owner of the Collateral free and clear from any lien, security interest or encumbrance. No financing statement covering any of the Collateral is on file in any public office. Borrower will from time to time, at the request of the Lender, execute one or more financing statements and such other documents (and pay the costs of filing or recording the same in all public offices deemed necessary or desirable by the Lender) and do such other acts and things all as the Lender may request to establish and maintain a valid perfected security interest in the Collateral to secure the payment and performance of the obligations. From time to time, upon the request of the Lender, Borrower will furnish an inventory of the Collateral to the Lender, which inventory shall specifically describe the Collateral by make, model and serial number insofar as possible.

SECTION E. COOPERATION REGARDING LOAN DOCUMENTS. Cooperate with the Lender in any amendments to or re-executions needed with respect to any of the Loan Documents to the extent as may be needed, but not involving any material substantive changes.

SECTION F. COMPLIANCE WITH LAWS AND PERMITTING REQUIREMENTS. Comply, in all respects, with all applicable laws, rules, regulations, and orders, as well as all permitting and other governmental requirements imposed with respect to the development and use of the Collateral.

SECTION G. TAXES, INSURANCE, INDEPENDENT CONTRACTORS. Borrower shall pay all payroll taxes, state and federal income tax payments, all workman's compensation insurance premiums, unemployment taxes and all independent contracts in a timely fashion, and shall provide proof of such payments to Lender if requested.

SECTION H. RIGHT OF INSPECTION. At any reasonable time, and from time to time, permit the Lender or any agent or representative thereof to examine and make copies of any of the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants.

SECTION I. REPORTING REQUIREMENTS. Furnish to the Lender;

I. FINANCIAL STATEMENTS. Within ninety (90) after the end of each fiscal year of the Borrower, compiled annual financial statements of the Borrower as of the end of such fiscal year, prepared by a Certified Public Accountant in accordance with GAAP, and in form acceptable to the Lender. Borrower and Guarantors agree to answer any and all questions to the best of their ability that Lender may have concerning such statements.

II. PURCHASE RECORDS. Within thirty days (30) after the end of each fiscal year, purchase records showing the volume of recovered materials and other feedstock used; up-to-date purchase records and projections.

III. SALES RECORDS. Within thirty days (30) after the end of each fiscal year, sales records reporting the quantity of recycled content products sold; up-to-date quarterly sales records and projections.

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iv.   PROOF OF INSURANCE. Within thirty days (30) after the end of each fiscal year, records and receipts showing proof of liability and hazard insurance.

v. BORROWER TAX RETURNS. Within thirty days (30) after the filing of its tax returns with the Internal Revenue Service, the income tax returns of Borrower; provided however, that if the tax return is not filed by its due date in the year in which it is due, Borrower shall provide Lender the supporting documentation used to compute the income for inclusion in Borrower's income tax extension request and also a copy of the request and any other relevant documentation in form acceptable to the Lender, to be delivered to the Lender within fourteen (14) days after the filing of the extension request, which Borrower agrees to file in a timely manner.

vi. RECEIPTS FOR TAXES. Within thirty days (30) after the filing of any tax returns or the payment of any taxes due with any state or governmental agency, proof of payment for all federal and state income, and payroll taxes if requested.

vii. NOTICE OR LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings affecting the Borrower.

viii. NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. Within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default as defined herein and the action which is proposed to be taken by the Borrower with respect thereto.

ix. PROOF OF LICENSING. Proof of proper licensing for existing operations and the new process/materials handling, if required by law.

x. ERISA REPORTS. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds authorizing the institution of proceedings to terminate an employee benefit plan subject to ERISA with respect to the Borrower and Borrower's employees.

xi. GENERAL INFORMATION OF BORROWER AND GUARANTORS. Written notice of any intended substantive change in the controlling interest or management structure of Borrower, at least thirty (30) days prior to the proposed effective date of such change. Borrower shall also provide such other information respecting the condition or operations, financial or otherwise, of the Borrower and each Guarantor as the Lender may from time to time reasonably request.

SECTION J. ENVIRONMENT. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, safety laws, codes and ordinances, and all rules and regulations issued thereunder.

SECTION K. LOAN MODIFICATION OR SATISFACTION IN THE EVENT OF CORPORATE OR PARTNERSHIP RESTRUCTURING. If the Borrower is a corporation or partnership, the Borrower agrees to restructure all outstanding loans with the Lender or pay them in full, in the event the Borrower undergoes a substantive change in the controlling interest or management structure of the Borrower, as determined by the Lender in its sole discretion upon Lender's request to the Borrower.

SECTION L. MAINTENANCE, REMOVAL, & REPLACEMENT RESTRICTIONS. To keep the Collateral on the property described herein and improvements thereon and not to remove or permit same to be removed therefrom without the prior written consent of the Lender, except that the Borrower shall be entitled to dispose of such of the Collateral as has become unfit for continued use, provided the Borrower replaces same with property of similar kind and for like use, and provided the purchase price of such replacements shall have been paid in full, and provided that the lien of the security agreement shall continue upon such replacements. To use reasonable care and diligence to preserve and keep the Collateral in good condition and not to permit or commit any waste, impairment or deterioration thereof and to use the same only for the purpose for which same is now agreed upon to be used in connection with said improvements.


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                         ARTICLE 5. NEGATIVE COVENANTS


So long as any Note shall remain unpaid or the Lender shall have any Commitment under this Agreement, the Borrower will not without the prior written consent of the Lender:

SECTION A. LIENS. Create, incur, assume, or cause to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

I.     LENDER LIENS. Liens in favor of the Lender;

II. UNMATURED TAX LIENS. Liens for taxes or assessments or other government charges or levies if not yet due and payable. For purposes of this Agreement the term "Lien" shall mean any Security Instrument, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitations any conditional sale or other title retention agreement, any financing lease having priority under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

SECTION B. DEBT. Create, incur, assume or suffer to exist, any additional Debt in excess of the aggregate of $100,000 other than disclosed to the Lender at and prior to the execution of this Agreement without the written consent of Lender. For purposes of this subsection, the term "Debt" shall mean (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under capital leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

SECTION C. LOANS, DIVIDENDS OR DISTRIBUTIONS TO SHAREHOLDERS. Not to make loans to, declare dividends or other distributions to shareholders without the prior consent of the Lender.

SECTION D. AGREEMENT NOT TO SELL OR ENCUMBER. Not to sell or attempt to sell any of the Collateral and not to create or permit any other security interest or other lien or encumbrance upon such Collateral without the prior written consent of the Lender.

SECTION E. EXECUTIVE COMPENSATION. Increase the amount of actual compensation paid in cash to Harvey Katz or Claudia A. Iovino, either directly or indirectly, by more than seven percent (7%) per year compounded annually. In the event that the Borrower's debt coverage ratio, (defined as net profit before Federal and state income taxes and interest on debt obligations divided by interest on debt obligations) exceeds 1.25% in any fiscal year, Borrower may, with the written consent of Lender, pay cash compensation to Harvey Katz and Claudia A. Iovino in an amount not to exceed "Industry standards" as long as such payments do not reduce the debt coverage ratio below 1.25%. The burden of proving "Industry standards" compensation rests with the Borrower, and such proof must be acceptable to Lender.

SECTION F. AFFILIATE DEBT REPAYMENT. Not to repay in part or in full any debt to any affiliate or related parties prior to the repayment in full of the loan to Lender.

                          ARTICLE 6. EVENTS OF DEFAULT

SECTION A. EVENTS OF DEFAULT. If any of the following events shall occur:

I. FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower should fail to pay the principal or interest on, the Notes, or any amount of a commitment or other fee, as and when due and payable;


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II.   INCORRECT OR MISLEADING REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower in this Agreement, or any of the Loan Documents, or by any Guarantor in any Guaranty, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

III. FAILURE TO PERFORM COVENANTS. The Borrower or any Guarantor shall fail to perform or observe any terms, covenant, or agreement contained in this Agreement or the Loan Documents;

IV. GUARANTY ISSUES AND RESULTING REMEDIES IN EVENT OF ANY TYPE OF DEFAULT. Any Guaranty shall at any time after its execution and delivery for any reason cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation under, or shall fail to perform its obligations, under any Guaranty;

V. ASSIGNMENT FOR BENEFIT OF CREDITORS. if the Borrower shall make an assignment for the benefit of creditors;

VI. APPOINTMENT OF RECEIVER FOR BORROWER. if a receiver is appointed for the Borrower or any part of the Collateral;

VII. BANKRUPTCY. if the Borrower files a Petition in Bankruptcy, is adjudicated as bankrupt, or files any petition or institutes any proceedings under the Federal Bankruptcy Act with respect to the Borrower's assets and liabilities;

VIII. DEFAULT OR BREACH OF COVENANTS OR AGREEMENT. if the Borrower defaults in, breaches or fails to perform any one or more of the covenants and agreements contained in the Loan Documents or assignment of rents, leases and contracts executed on even date by the Borrower.

then, and in any such event, the Lender may, by Notice to the Borrower (1) declare its obligation to make loans to be terminated, whereupon the same shall forthwith terminate, and (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Notes or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Lender may have.

SECTION B. FORBEARANCE NOT WAIVER. No forbearance or waiver by the Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver thereof or the exercise of any other right of remedy. Time is of the essence of the agreement.

SECTION C. JURISDICTION AND VENUE. This Agreement shall be governed by, and enforced according to, the laws of the State of Florida. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof. The parties agree that venue will be located in Orange County, Florida.

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                            ARTICLE 7. MISCELLANEOUS

SECTION A. ASSIGNMENT. In the event of any assignment hereof by the Lender, the Borrower covenants and agrees that the Borrower will not assert against any assignee hereof any claim or defense which the Borrower may have against the Lender, except the Borrower may assert against any such assignee any defense of a type which may be asserted against a holder in due course of a negotiable instrument under the Uniform Commercial Code of the State of Florida.

SECTION B. RIGHTS - DISTINCT & CUMULATIVE. The provisions of this Agreement are cumulative and in addition to the provisions of the promissory note secured by this Agreement and the provisions of the other instruments securing the Note, and the Lender shall have all the benefits, rights and remedies of and under the Note secured hereby and any other instrument securing same. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower hereunder shall bind the successors and assigns of the Borrower.

SECTION C. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be effective only in the specific instance and for the specific purpose for which given.

SECTION D. ACKNOWLEDGEMENT AS TO FIXTURES. Notwithstanding any other provision hereof, Borrower by the execution and delivery hereof, and the Lender, by the acceptance hereof, recognize and agree that certain items or portions of the Collateral may be now or hereafter attached to the buildings and improvements so as to become fixtures or a part of the realty. Nothing herein shall be considered as an agreement or an implication that any such item of the Collateral, which is or may hereafter be attached to and become part of the realty, is not part of the Collateral securing the Note.

SECTION E. NOTICES, ETC. All notices and other communications provided for under this Agreement ad under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if:

       to the Borrower:     International Foam Solutions, Inc.
                            430 South Congress
                            Suite 50E
                            Delray Beach, Florida 33445

       to the Lender:       Florida First Capital Finance Corporation
                            P.O. Box 1787
                            Orlando, Florida 32802-1787

         or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

SECTION F. COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender in connection with the preparation and administration of the Loan Documents. The Borrower also agrees to pay all such costs and expenses, including court costs and reasonable attorney's fees, incurred in connection with enforcement of all of the Loan Documents. This provision shall survive termination of this Agreement.

SECTION G. INTEGRATION. This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.


                                                                  /s/
                                                                  --------
                                                                  Initials


                                    Page -7-
fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

SECTION I. GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of Florida.

SECTION J. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable shall be ineffective to the extent of such unenforceability without invalidating the remaining provisions.

SECTION K. HEADINGS. Article and section headings in the Loan Documents are included in such Loan Documents for convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

SECTION L. JURY TRIAL WAIVER. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunder duly authorized, as of the date first above written.




                                   INTERNATIONAL FOAM SOLUTIONS, INC.

Witnesses to Borrower:


/s/ Mark W. Garrett                /s/ Harvey Katz
----------------------------       ---------------------------------------------
Print: /s/ Mark W. Garrett         HARVEY KATZ
      ----------------------       AS VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER
/s/ Carol A. Murphy
----------------------------
Print: /s/ Carol A. Murphy
      ----------------------



                                   FLORIDA FIRST CAPITAL FINANCE CORPORATION
Witnesses to Lender:


/s/ Mark W. Garrett                /s/ Alan N. Singer
----------------------------       ---------------------------------------------
Print: /s/ Mark W. Garrett         ALAN N. SINGER
       ---------------------       AS ASSISTANT SECRETARY
/s/ Carol A. Murphy
----------------------------
Print: /s/ Carol A. Murphy
      ----------------------


                                    Page -8-

                                                                                                                Seminole Form UCC-1

                                                      STATE OF FLORIDA
UNIFORM COMMERCIAL CODE                             FINANCING STATEMENT                                       FORM UCC-1 (REV. 1993)
     This Financing Statement is presented to a filing officer for filing  pursuant to the Uniform Commercial Code:

1. Debtor (Last Name First if an individual)                                                   1a. Date of Birth or FEI#
         International Foam Solutions, Inc.
------------------------------------------------------------------------------------------------------------------------------------
1b. Mailing Address                                   1c. City, State                              1d. Zip Code
       430 South Congress, Suite 50E                        Delray Beach, Florida                       33445
------------------------------------------------------------------------------------------------------------------------------------
2. Additional Debtor or Trade Name (Last Name First if an Individual)                          2a. Date of Birth or FEI#

------------------------------------------------------------------------------------------------------------------------------------
2b. Mailing Address                                   2c. City, State                              2d. Zip Code

------------------------------------------------------------------------------------------------------------------------------------
3. Secured Party (Last Name First if an Individual)
         Florida First Capital Finance Corporation
------------------------------------------------------------------------------------------------------------------------------------
3a. Mailing Address                                   3b. City, State                              3c. Zip Code
        P. O. Box 1787                                    Orlando, Florida                              32802-1787
------------------------------------------------------------------------------------------------------------------------------------
4. Assignee of Secured Party (Last Name First if an Individual)

------------------------------------------------------------------------------------------------------------------------------------
4a. Mailing Address                                    4b. City, State                              4c. Zip Code

------------------------------------------------------------------------------------------------------------------------------------
5. This Financing Statement covers the following types of items or property [include description of real property on which located and owner of record when required. If more space is required, attach additional sheet(s)].



            See Schedule "A" attached hereto and by reference made a part hereof.



                                                                                                                     970000149954--6
                                                                                                               -07/07/97--01096--022
                                                                                                                          *****28.00

------------------------------------------------------------------------------------------------------------------------------------
6. Check only if Applicable:   [ ] Products of collateral are   [X] Proceeds of collateral are   [ ] Debtor is transmitting utility.
                                   also covered.                    also covered.
------------------------------------------------------------------------------------------------------------------------------------
7. Check appropriate box:    [X] All documentary stamp taxes due and payable or to become due and payable pursuant to s.201.22 F.S.,
   (One box must be marked)      have been paid.
                             [ ] Florida Documentary Stamp Tax is not required.
------------------------------------------------------------------------------------------------------------------------------------
8.  In accordance with s. 679.402(2), F.S., this statement is filed without    9. Number of additional sheets presented: 1
    the Debtor's signature to perfect a security interest in collateral:     -------------------------------------------------------
[ ] already subject to a security interest in another jurisdiction when it               This space for use of Filing Officer
    was brought into this state or debtor's location changed to this state.
[ ] which is proceeds of the original collateral described above in which a security interest was perfected.
[ ] as to which the filing has lapsed. Date filed            and previous
                                                  ----------
    UCC-1 file number
                     --------------------------------.
[ ] acquired after a change of name, identity, or corporate structure of the debtor.
----------------------------------------------------------------------------
10. Signature(s) of Debtor(s)
       International Foam Solutions, Inc.
       By: /s/ Harvey Katz
          ------------------------------------------------------------------
           Harvey Katz, Vice President & Chief Executive Officer
----------------------------------------------------------------------------
11. Signature(s) of Secured Party or If Assigned, by Assignee(s)
       Florida First Capital Finance Corporation
       By: /s/ Alan N. Singer
          ------------------------------------------------------------------
           Alan N. Singer, Assistant Secretary
----------------------------------------------------------------------------
12. Return Copy to:

Name              Mark W. Garrett, Esquire
Address           Igler & Dougherty, P.A.
Address           1211 Orange Avenue
City, State, Zip  Winter Park, Florida 32789
----------------------------------------------------------------------------
FILING OFFICER COPY     STANDARD FORM-FORM UCC-1   *Approved by Secretary of State,
                                                    State of Florida

                                  SCHEDULE "A"

BORROWERS:     INTERNATIONAL FOAM SOLUTIONS, INC.
LENDER:        FLORIDA FIRST CAPITAL FINANCE CORPORATION, INC.
CLOSING DATE:  JUNE 27, 1997

           EQUIPMENT SCHEDULE FOR INTERNATIONAL FOAM SOLUTIONS, INC.

Granulator System - Kawaguchi Fu Chew Shin Extruder 34:1 & Venter 150 HP 115
RPMA
       Granulator System is a Mitts & Merrill Model No. CDX-13, 125 h.p. with a h.p. blower.
       2 - Kawaguchi units, in pieces
       Egan Extruder, which is 90% assembled

Pump & Filtration Tank Stainless Steel with Heating Jacket
       Pump, Filter, tank with jacket

Dissolution Tank System - 2300 Gal Stainless Steel with Mixer Paddles, Shafts & Heater

Manifold Distribution System Normag Polymer Pump PC Drive
       Manifold - NOR-240-001

Baker Electric Forklift - 6,000 lb. Unit
       Model FTD-055  Serial Number - 0-1907-38

Rolling Jack and Attachment for Drum Handling
       Attachment - Model 6145 0395, Valley Craft

Store Racks and Shelving
       10 units

Alcohol Extraction System

Flat Belt Conveyor (described on Schedule A as Cleated Belt Conveyor)
       3 units - assembled together

Recovery Unit - Solvent Recovery System

Dryer - Drying System

Cut-Off Saw
       This is a Cumberland 6" Pelletizer, Serial NO. 226240-7518,

Misc.-Filter System & Gaylord Handling System
       The Filter System is not fabricated yet. Part is attached to the Granulator System.
       The Gaylord Handling System

Accessories - CO2 System & Sprinkler System

                     PROMISSORY NOTE MODIFICATION AGREEMENT

     This Promissory Note Modification Agreement ("Agreement") is made as of September 1, 1997, by and between Florida First Capital Finance Corporation, Inc. ("Lender") and International Foam Solutions, Inc. ("Borrower").


                                  WITNESSETH


WHEREAS, Lender is the owner of a note (the "Note") executed by and between Lender and Borrower in connection with the Florida Recycling Development Fund loan; and

WHEREAS, the Note dated 7-27-97 was in the original amount of $200,000.00, plus interest at an annual rate of 8.5%; and

WHEREAS, the current monthly payment on the Note is $3,168.00 per month; and

WHEREAS, the Lender has agreed to make certain modifications to the Note.


NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. RECITALS. The above preambles are all made a part of this Agreement as if they were more specifically set forth below.

2. MODIFICATIONS. The terms of the note are hereby modified, amended, and supplanted as follows:

     (A) Beginning September 1, 1997 the interest rate under the Note shall accrue at the rate of six and one-half percent (6.5%) per annum.

     (B) Beginning October 1, 1997, the monthly principal and interest payments due under the Note shall be in the amount of $3,030.00.

     (C) The entire principal balance due and payable under the Note, together with any accrued interest, shall be due and payable on July 1, 2004.

3. NO OTHER MODIFICATION. Except as expressly modified and amended hereby, all of the terms and conditions of the Note shall remain unmodified and in full force and effect.

4. ANTI-NOVATION. The party of the first part and the party of the second part further agree that this Agreement modifies certain terms and conditions of a valid, existing obligation evidenced by the Note, and the parties hereto agree that this Agreement is not intended to substitute or extinguish such valid, existing debt obligation and shall not constitute a novation of the indebtedness evidenced by the Note and shall in no way adversely affect or impair the lien priority of the collateral that secures payment of the Note, and in the event of any default on payment of principal or interest under the note as modified or in the event of any other default as set forth in the Note, the Loan and Security Agreement, or this Agreement, the Lender shall have the same right to proceed against the property subject to the Loan and Security Agreement as if the Loan and Security
Agreement had initially secured this Agreement.


IN WITNESS HEREOF, Lender and the Borrower have caused this Agreement to be executed on the dates indicated below.

Signed by the parties hereto on the dates indicated below:


Signed and Sealed in Presence of:                              Florida First Capital Finance Corporation, Inc.

DATE:  September 27, 1997
     ----------------------------

   /s/ Alan N. Singer                                          by:   /s/ David Franklin
--------------------------------------------                      --------------------------------------------
                                                                  David Franklin
                                                                  Secretary, Treasurer
                                                                  International Foam Solutions, Inc.

  /s/ Claudia Iovino                                           by:   /s/ Harvey Katz
--------------------------------------------                      --------------------------------------------
                                                                  Harvey Katz
                                                                  Vice President and Chief Executive
                                                                  Officer

DATE:  9-15-97
     ----------------------------



(LOGO)          CLAUDIA IOVINO
             COMMISSION # CC 402436
              EXPIRES AUG 23, 1998
                  BONDED THRU
           ATLANTIC BONDING CO., INC.